Exhibit 99.B(i)(4)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

October 27, 2016

Victory Portfolios II
4900 Tiedeman Road, 4th Floor
Brooklyn, Ohio 44144

Re:	Victory Portfolios II
Post-Effective Amendment No. 50
File No. 333-181176; ICA No. 811-22696

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 50 to Registration Statement No. 333-181176.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP